UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Core Scientific, Inc.

(Name of Registrant as Specified In Its Charter)

Two Seas Capital LP

Two Seas Capital GP LLC

Sina Toussi

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

September 29, 2025

Dear Fellow Core Scientific Stockholders:

The attached proxy statement (the “Proxy Statement”) and the enclosed GOLD proxy card are being furnished to you, the stockholders of Core Scientific, Inc. (“Core Scientific” or the “Company”), in connection with the solicitation of proxies by Two Seas Capital LP (“Two Seas Capital”, “we” or “us”) and the other participants listed in Annex I to the Proxy Statement for use at the special meeting of stockholders of Core Scientific and at any adjournments or postponements thereof (the “Special Meeting”), relating to the proposed acquisition (the “Merger”) of Core Scientific by CoreWeave, Inc. (“CoreWeave”). In connection with the proposed Merger, Core Scientific, CoreWeave and Miami Merger Sub I, Inc., a wholly owned subsidiary of CoreWeave, entered into an Agreement and Plan of Merger, dated July 7, 2025.

Pursuant to the Proxy Statement, we are soliciting proxies from Core Scientific stockholders “AGAINST” adopting the proposed Merger at the Special Meeting.

The Special Meeting will be held virtually via live webcast available at www.virtualshareholdermeeting.com/CORZ2025SM, on October 30, 2025 beginning at 10:00AM, Eastern Time. According to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 26, 2025, in order to attend the Special Meeting and vote your shares electronically during the Special Meeting, you must have pre-registered for the Special Meeting no later than October 29, 2025 at 10:00AM, Eastern Time, by visiting www.proxyvote.com. You will need the control number found on the enclosed GOLD proxy card or GOLD voting instruction form. Once you have pre-registered, you will receive a confirmation e-mail with information on how to attend and vote at the Special Meeting. Beneficial stockholders who do not have a control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee. In addition to registering for the Special Meeting, beneficial holders that wish to vote at the Special Meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the Special Meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the Special Meeting. Because the Special Meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the Special Meeting in person. Participating stockholders who log on to the Special Meeting using his, her or its control number will also be able to examine the stockholder list during the Special Meeting by following the instructions provided on the Special Meeting website.

We recommend that you carefully consider the information contained in the Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today, or by voting “AGAINST” adopting the Merger via the Internet or by telephone. The Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about September 29, 2025. If you have already voted for management’s proposals relating to the Merger on the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via the Internet or by telephone.

If you have any questions concerning Two Seas Capital’s proxy materials or would like to request additional copies of Two Seas Capital’s proxy materials or need help voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated.

Thank you for your support,

Two Seas Capital LP

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders Call:

1 (877) 687-1865 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other locations)

Banks and Brokers Call Collect: 1 (212) 750-5833

SEPTEMBER 29, 2025

CORE SCIENTIFIC, INC.

PROXY STATEMENT

OF

TWO SEAS CAPITAL

PLEASE SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TODAY

Two Seas Capital LP (“Two Seas Capital”, “we” or “us”), one of Core Scientific, Inc.’s (“Core Scientific” or the “Company”) largest active shareholders, is writing to you in connection with the proposed acquisition (the “Merger”) of Core Scientific by CoreWeave, Inc. (“CoreWeave”). In connection with the proposed Merger, Core Scientific, CoreWeave and Miami Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of CoreWeave, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated July 7, 2025.

The Board of Directors of Core Scientific (the “Board”) has scheduled a special meeting of stockholders (the “Special Meeting”) for the purpose of adopting the Merger Agreement. The Special Meeting will be held virtually via live webcast available at www.virtualshareholdermeeting.com/CORZ2025SM, on October 30, 2025 beginning at 10AM, Eastern Time. In order to attend the Special Meeting and vote your shares electronically during the Special Meeting, you must have pre-registered for the Special Meeting no later than October 29, 2025 at 10:00AM, Eastern Time, by visiting www.proxyvote.com and following the instructions under “How can I attend the Special Meeting?” in the Questions and Answers section.

This proxy statement (this “Proxy Statement”) and GOLD proxy card are first being mailed or given to the Company’s stockholders on or about September 29, 2025.

For the reasons set forth in this Proxy Statement, we oppose the adoption of the Merger, which we believe is not in the best interest of stockholders, and we are soliciting proxies from stockholders of Core Scientific to vote “AGAINST” the following Merger proposals (the “Merger Proposals”):

Proposal		Our Recommendation
1.	Core Scientific’s proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”).	“AGAINST”
2.	Core Scientific’s proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Core Scientific’s named executive officers that is based on or otherwise related to the Merger (the “Advisory Compensation Proposal”).	“AGAINST”
To transact any other business that properly comes before the Special Meeting, including any postponement or adjournment thereof.

Core Scientific has set the record date for determining stockholders entitled to notice of and to vote at the Special Meeting as September 19, 2025 (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the Record Date, there were 307,355,193 shares of common stock, par value $0.00001 per share (the “Common Stock”) outstanding and entitled to vote at the Special Meeting according to the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2025 (the “Company’s Proxy Statement”). As of the close of business on September 26, 2025, Two Seas Capital beneficially owns 19,077,624 shares of Common Stock, representing approximately 6.2% of the outstanding shares of Common Stock, as further described in Annex I.

We intend to vote our shares of Common Stock “AGAINST” the Merger Proposals.

We urge you to sign, date and return the GOLD proxy card voting “AGAINST” the Merger Proposals.

This proxy solicitation (this “Proxy Solicitation”) is being made by Two Seas Capital and the participants named in Annex I hereto (the “Participants”), and not on behalf of the Board or management of the Company or any other third party. We are not aware of any other matters to be brought before the Special Meeting other than as described herein. Should other matters be brought before the Special Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card to vote “AGAINST” the Merger Proposals. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 13.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders Call:

1 (877) 687-1865 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other locations)

Banks and Brokers Call Collect: 1 (212) 750-5833

2

PROPOSAL 1: MERGER AGREEMENT PROPOSAL

You are being asked by the Company to adopt the Merger Agreement. It is a condition to the consummation of the Merger that Core Scientific’s stockholders adopt the Merger Agreement. For the reasons discussed below, we oppose the Merger and the adoption of the Merger Agreement. To that end, we are soliciting your proxy to vote “AGAINST” the Merger Agreement Proposal.

We recommend that you demonstrate your opposition to the proposed Merger and send a message to the Board that the proposed Merger is not in the best interest of Core Scientific’s stockholders by signing, dating and returning the enclosed GOLD proxy card as soon as possible. You may also vote via the Internet or by telephone at any time before 11:59 p.m. Eastern Time on October 29, 2025 by following the instructions on your GOLD voting information card.

Reasons to Vote Against the Proposed Merger:

Two Seas Capital has been a committed investor in, and staunch advocate of, Core Scientific since 2022. Today, we beneficially own shares representing approximately 6.2% of the Company, making us one of Core Scientific’s largest active stockholders.

We invested in Core Scientific because we believe strongly in the Company’s opportunity to create substantial long-term value for stockholders. The rapid proliferation of artificial intelligence (“AI”) and the applications that underpin AI have created an unprecedented, “insatiable”1 demand for compute power.2 We believe Core Scientific, with its first-mover advantage among digital asset mining companies and ready access to low-cost power at scale, is well positioned to become the market leader in designing, building and operating digital infrastructure for high-performance computing (“HPC”).

Core Scientific’s leadership team has consistently expressed confidence that the Company can capitalize on the growing demand for energy-dense, application specific data centers3 and deliver long-term value for stockholders4 as the only pure-play company in the public markets focused on high-density co-location infrastructure.5

We agree.

We are therefore disappointed that the Core Scientific Board has decided to sell the Company following what we regard as a flawed process, at a valuation we believe is inadequate, and in a transaction that – as demonstrated by the significant decline in the implied value of the Merger post-announcement6 – was poorly structured. In our view, the implied value of the consideration represents less than the fair value of the business and, remarkably, materially less than where Core Scientific’s stock is trading today.7 We see no reason why any investor would support such a transaction.

For these reasons, we oppose the Merger and are soliciting your proxy to vote “AGAINST” the adoption of the Merger Agreement.

The Process Was Flawed

According to the disclosures in the Company’s Proxy Statement, the decision to pursue a sale of the Company was not one that followed a deliberative process by the Board or an independent determination that a sale at such time would be in the best interest of Core Scientific stockholders. Importantly, Core Scientific did not even speak with any party other than CoreWeave about a transaction.

1 Nina Bambysheva, “Why These Bitcoin Miners Are Becoming Summer’s Hot AI Stocks,” Forbes, July 1, 2024.

2 Frank Long, “1,000 homes of power in a filing cabinet - rising power density disrupts AI infrastructure,” Goldman Sachs, May 7, 2025.

3 See Core Scientific Press Release, “Core Scientific and CoreWeave Announce $1.2 Billion Expansion at Denton, TX Site,” February 26, 2025 (“With over $10 billion in potential cumulative revenue with CoreWeave, we believe Core Scientific is strategically positioned to capitalize on the growing demand for energy-dense, application-specific data centers.”).

4 See Core Scientific Q4 2024 Earnings Call, February 26, 2025 (“Our team is fully energized and confident in our ability to execute on our growth strategy, which we believe will drive significant value creation for all our stakeholders.”).

5 See Core Scientific Q1 2025 Earnings Call, May 7, 2025 (“That mismatch between supply and demand has opened up a unique window in where we are the only pure play infrastructure company in the public markets focused specifically on high density co-location. That focus gives us a real opportunity to lead and to carve out a meaningful share in a market that's just getting started.”).

6 The implied value of the Merger consideration has declined by approximately 25%, from $20.40 at announcement to $15.42 as of September 19, 2025.

7 Id.

3

More than a year before the Merger was announced, on June 3, 2024, Core Scientific received an unsolicited proposal from CoreWeave to acquire the Company (the “June 2024 Unsolicited Proposal”)8 for a price that implied an 18% premium to the closing price of Core Scientific’s stock the day the proposal was made.9 Two days later, Core Scientific rejected the June 2024 Unsolicited Proposal, noting that it “significantly undervalue[d]” the Company.10

Yet, when CoreWeave returned a year later to deliver another unsolicited proposal on June 6, 202511 (the “June 2025 Unsolicited Proposal”) – at a significantly lower premium of 6%12 – the Core Scientific Board immediately engaged legal and financial advisors, executed a confidentiality agreement, and began dual-sided due diligence.13 Discussions with CoreWeave advanced quickly as Core Scientific seemingly acceded to CoreWeave’s preferences with respect to valuation – negotiating only a modest bump in the exchange ratio – and structure without much resistance or, as best we can tell from the Company’s Proxy Statement, serious efforts to explore alternative counterparties or transactions.14 Remarkably, the entire sale process, from the June 2025 Unsolicited Proposal to the announcement of the Merger in July 2025, lasted little more than a month.

The process was short, in part, because the Core Scientific Board seemingly concluded early on, and with no apparent market analysis, that CoreWeave was the only worthy counterparty. We have no doubt that owning Core Scientific and its assets would be tremendously valuable to CoreWeave.15 In our opinion, however, the Company's Proxy Statement fails to state a reasonable business or other imperative necessitating a sale at this time, absent a highly beneficial deal for Core Scientific stockholders. We also believe Core Scientific, with its scale, first-mover advantages, and deep bench of talent in high-performance computing, would also be economically and strategically attractive to many financial sponsors (including several owners of data center REITs) and strategic acquirers, such as AI hyperscalers. In our view, a board intent on maximizing value for all stockholders would have directed its financial advisor to initiate contact with some or all of these logical counterparties, even if only to generate interest, engage in price discovery and maximize competitive tension. Instead, the Core Scientific Board “determined not to reach out to… potential counterparties.”16

The Board attempts to excuse its failure to seek alternative transactions or take any steps to maximize value for shareholders (aside from pro forma negotiations with CoreWeave) by claiming that it was advised no other party would be interested in acquiring Core Scientific. Notably, neither the Board nor the Company’s financial advisors, who had been retained for less than two weeks at that point, offer any evidence for such a pivotal conclusion beyond the fact that no one had expressed an interest in the year since the June 2024 Unsolicited Proposal.17

In our view, this excuse fails to withstand scrutiny.

8 Company’s Proxy Statement, at 177.

9 FactSet. Data as of June 3, 2024.

10 Core Scientific Press Release, June 6, 2024.

11 Company’s Proxy Statement, at 179.

12 FactSet. Based on the premium to Core Scientific’s closing stock price as of June 6, 2025.

13 Id. at 176-177.

14 For example, at the direction of the Board in discussions with CoreWeave’s CEO, Core Scientific’s CEO raised the possibility of a collar to protect Core Scientific’s stockholders against a decline in CoreWeave’s stock price prior to the completion of the transaction. After CoreWeave’s CEO indicated that CoreWeave was unwilling to modify the transaction structure, Core Scientific apparently never raised the concept of a collar during subsequent negotiations. See Company’s Proxy Statement, at 182-184. Additionally, after rejecting CoreWeave’s June 26 proposal, which contemplated an exchange ratio of 0.1220, Core Scientific made just one counterproposal before accepting CoreWeave’s purported “best and final” offer. See Company’s Proxy Statement, at 183.

15 See CoreWeave Press Release, July 7, 2025 (“Verticalizing the ownership of Core Scientific’s high-performance data center infrastructure enables CoreWeave to significantly enhance operating efficiency and de-risk our future expansion, solidifying our growth trajectory. Owning this foundational layer of our platform will enhance our performance and expertise as we continue helping customers unleash AI’s full potential.”).

16 Company’s Proxy Statement, at 181.

17 Id.

4

Much had changed during the twelve months from CoreWeave’s June 2024 Unsolicited Proposal to its June 2025 Unsolicited Proposal.18 Perhaps most notably, CoreWeave exercised four options to contract additional HPC hosting infrastructure from Core Scientific. Collectively, these four options added approximately $6.7 billion in projected revenue to Core Scientific’s pipeline,19 bringing the total revenue over the twelve-year duration of the CoreWeave hosting contract to $10.2 billion before renewals.20 Core Scientific’s unique and valuable arrangement with CoreWeave derisked the Core Scientific business plan and sparked an industry-wide scramble among digital asset miners to reconfigure their facilities to serve as HPC data centers21 (and sent their stock prices soaring).22 Importantly, Core Scientific has a critical first-mover advantage,23 significant scale and ready access to low-cost power, which we believe positions the Company to emerge as a clear leader and compound growth for years to come.

Compounding our concerns over what we regard as a flawed and truncated process was the Board’s willingness to accept a “no-shop” provision and substantial break-up fee,24 which severely limited the Company’s ability to encourage or solicit other proposals once the Merger was announced. Absent such provisions, Core Scientific’s stockholders would have had at least some assurance that the proposed deal terms were the best that any suitor was willing to offer Core Scientific at that time, and an avenue of potential recourse post-announcement if the value of the merger consideration were to decline significantly or prove to be inadequate relative to the price or structure proposed by any other potential suitor.

The Structure Is Deficient

Despite indications that CoreWeave's stock was unusually susceptible to a material decline in value, the Core Scientific Board inexplicably agreed to a transaction structure that fails to provide Core Scientific stockholders with any downside protection or certainty of value. Specifically, the Board left Core Scientific stockholders fully exposed to volatile fluctuations and a decline in the value of CoreWeave stock – a significant risk that is highlighted in the Company’s Proxy Statement25 – by seemingly ignoring the following warning signs:

18 At the time of CoreWeave’s June 2024 Unsolicited Proposal, Core Scientific was only a few months removed from emerging from bankruptcy and was a very different company. The Company was still a pure-play digital asset miner and had not yet begun its strategic transition to becoming a provider of high-density colocation services. Its stock was trading at less than $5.00 per share.

19 See Core Scientific Press Releases dated June 25, 2024, August 6, 2024, October 22, 2024 and February 26, 2025.

20 Core Scientific Press Release, February 26, 2025.

21 Nikou Asgari and Tim Bradshaw, “Struggling bitcoin miners seek deals with AI companies,” Financial Times, July 17, 2024.

22 Brian McGleenon, “Investor interest surges for bitcoin miners following Core Scientific AI hosting deal: JP Morgan,” The Block, June 24, 2024.

23 See Needham & Co. Research Note, September 4, 2024 (“CORZ is the first mover (among bitcoin miners) in what we expect will be a fast growing, high demand environment for high-performance compute (HPC) data center capacity.”). See also ROTH Capital Partners Research Note, November 14, 2024 (“Core Scientific has undergone a strategic reorganization, transforming from one of the largest BTC-focused digital infrastructure companies to a first mover in HPC […]”).

24 Merger Agreement at 77.

25 Id. at 79.

5

1.	Extreme Stock Price Volatility. CoreWeave’s stock price appreciated an astounding 359% between the company’s initial public offering (“IPO”) in March 2025 to its all-time high in June 2025.[26] Between the IPO and the announcement of the Merger, CoreWeave’s stock was among the most volatile of any Nasdaq-listed company. CoreWeave’s annualized stock price volatility during that period of 161% was more than twice as high as the Nasdaq Composite median and four times as high as the median among the AI & Cloud Infrastructure Peers used by Core Scientific’s financial advisor in its analysis of CoreWeave.[27] Moreover, CoreWeave’s stock is the most volatile of any acquirer in a stock transaction in the last 25 years.[28]

2.	Heavy Short Interest. At the time the Core Scientific Board was negotiating the Merger, CoreWeave was one of the most heavily shorted companies in the Nasdaq Composite, underscoring the risk of a decline in the value of its stock. CoreWeave’s short interest amounted to 36% of its free float at the time the Merger was announced (with borrowing costs in excess of 90%),[29] compared to a median of 3% for the Nasdaq Composite and 1% among AI & Cloud Infrastructure Peers.[30]

3.	Lock-Up Expiration Shortly After Earnings. When the Merger was being negotiated, CoreWeave was just a few months removed from its IPO, and insiders and other early investors holding hundreds of millions of shares[31] were still prohibited from monetizing their gains. With this lock-up period set to expire a mere two days after CoreWeave’s second quarter earnings report, the stage was set for heightened volatility, as insiders and other early investors would then be permitted to sell their stock and potentially unleash a flood of additional shares into the market. In the two days after earnings and leading up to the lock-up expiry, CoreWeave’s stock price fell 33%. As the free float more than doubled and the intense selling pressure continued, the stock declined another 9% in the week post-expiry.[32]

Both prior and subsequent to the announcement of the Merger, market observers recognized the highly unfavorable trading and market dynamics that they believed were likely to impact CoreWeave’s stock price.33 In our view, the Core Scientific Board, too, should have anticipated this risk and insisted on a floating exchange ratio, collar or cash to mitigate this tangible and significant risk to value, as several industry observers have suggested.34

26 CoreWeave Preliminary Prospectus, filed with the SEC on Form S-1 on on March 20, 2025 (as amended on Form S-1/A): “We expect that the initial public offering price per share of our Class A common stock will be between $47.00 and $55.00 per share.” CoreWeave completed its IPO on March 27, 2025, pricing at $40.00 per share. The stock price subsequently increased dramatically, closing at a peak of $183.58 per share on June 20, 2025.

27 FactSet. Data runs from March 28, 2025 to July 3, 2025, the last trading day prior to the announcement of the transaction. “AI & Cloud Infrastructure Peers” include Alphabet, Amazon, IBM, Microsoft, Nebius and Oracle.

28 FactSet. Data includes all deals announced since January 1, 2000 of at least $100 million in value in which at least 50% of the consideration was stock of a NYSE- or Nasdaq-listed U.S. acquirer (n=1,203). Volatility measured as acquirer’s unaffected 60-day stock price volatility and coefficient of variation.

29 Feedback directly from the repo desks of multiple large- and mid-tier banks: Repo traded between -150% and -200% for a few days after the IPO, dropped to the single digits in the April to May timeframe, increased starting in June, and had traded in the -90% to -200% range through the expiry of the lock-up.

30 Bloomberg. Data as of July 3, 2025, the last trading day prior to the announcement of the transaction.

31 CoreWeave Prospectus, filed with the SEC on March 31, 2025, at 75: “In connection with this offering, all of our directors and executive officers, the selling stockholders, and certain other holders that together represent approximately 83.7% of our outstanding Class A common stock and securities directly or indirectly convertible into or exchangeable or exercisable for our Class A common stock are subject to lock-up agreements.”

32 Bloomberg.

33 See Wells Fargo Research Report, June 12, 2025 ("Shares have been volatile since March IPO, and the company will see its lockup expire in [August], potentially adding further to volatility."). See also Craig Hallum Research Report, July 7, 2025 (“What we didn’t get was any protection in the form of a collar, so the CORZ shareholders are unprotected going into the CRWV unlock, which could create a challenging stock reaction prior to the close of the deal.”).

34 See Compass Point Research Report, July 7, 2025 (“We believe the lack of a collar provides the greatest risk to the deal… Beyond a collar, remedies could include a partial cash consideration, particularly given CRWV's potential cost/interest savings.”).

6

Instead, it appears that the Board reflexively responded to CoreWeave’s entreaties – at a time when CoreWeave stock was trading at its near-term highs – and acceded quickly to CoreWeave’s desires regarding transaction structure. In fact, as best we can tell from the Company’s Proxy Statement, Core Scientific’s Board asked for some measure of deal protection just once and, when CoreWeave’s CEO said “no” during a phone call, Core Scientific never raised the issue again.35 In short, the Board failed to provide any measure of certainty with respect to the value of the consideration Core Scientific stockholders would receive (and barely made any effort to include such a term in the transaction), while simultaneously eschewing other forms of protection, like a “go shop” clause.

The result is that Core Scientific stockholders are now being asked to approve that transaction at a substantially lower valuation than initially contemplated and for less than they can sell their Core Scientific shares in the open market.

The Valuation Is Inadequate

On top of what we regard as a poorly structured transaction and incomplete, ill-advised process, Core Scientific stockholders are also being asked to accept a deal that, in our view, does not maximize the value of the Company in which they invested. At the time of announcement, the Merger valued Core Scientific at $20.40 per share.36 In our view, even this initial valuation was inadequate.

We believe the combined value of Core Scientific’s contract with CoreWeave, the potential upside from its HPC business, and its legacy digital asset mining business together support a price that is substantially higher. We were not alone in our dissatisfaction with the initial valuation; with the prospect of the transaction eliminating the promising upside to Core Scientific stock that we and many other stockholders saw, the announcement triggered one of the largest one-day price declines of a target in a majority-stock transaction in the last 25 years.37 Core Scientific’s stock price has remained depressed, while digital asset mining peers are trading significantly higher and AI and cloud infrastructure companies are up and comparable data center REITs are largely flat since the Merger’s announcement.38

After their earnings report on August 12, 2025, and the expiry of the contractual lock-up that kept many of CoreWeave’s early investors from being able to sell their stock in the public markets, CoreWeave’s stock has also sharply declined. Since the Merger was announced, CoreWeave’s stock price has declined by approximately 25%.39 Today, the transaction consideration is valued at less than $15 per share.40

35 Company’s Proxy Statement, at 182-184.

36 Based on the closing price of CoreWeave common stock of $165.20 on July 3, 2025 and the exchange ratio of the Merger. See Company’s Proxy Statement, at 200.

37 FactSet. Data includes all acquisitions of U.S. targets announced since July 2000 for which the transaction value was greater than $1 billion.

38 FactSet. Data as of September 26, 2025. “Data center REITs” include Digital Core REIT, Digital Realty Trust, Equinix and Keppel DC REIT. “AI and cloud infrastructure peers” refer to the companies referenced in the fairness opinion of Core Scientific’s financial advisor and include Alphabet, Amazon.com, IBM, Microsoft, Nebius Group and Oracle. “Digital asset mining peers” refer to the companies cited by Core Scientific as “competitors” in its Form 10-K for the fiscal year ended December 31, 2024 and include Argo Blockchain, Bit Digital, Bitfarms, Cipher Mining, Cleanspark, HIVE Digital Technologies, Hut 8, MARA Holdings, Riot Platforms and TeraWulf. Peer data refers to the median of each respective peer group.

39 FactSet. Data as of September 26, 2025.

40 Id.

7

At current prices, the Merger reflects a take-under of Core Scientific: the implied value of the Merger is lower than Core Scientific’s current stock price and the closing stock price the day before announcement, as well as the 14-day volume-weighted average price.41 In our view, Core Scientific stockholders have no reason to accept the Merger at the current valuation based on CoreWeave’s stock price.

The current implied value of the Merger is also below the midpoints of all but one of the valuation ranges provided by Core Scientific’s financial advisors, Moelis & Co. (“Moelis”) and PJT Partners (“PJT”). In their fairness opinions, Moelis and PJT developed implied per share value ranges for Core Scientific common stock based on a discounted cash flow (“DCF”) analysis and an analysis of comparable publicly traded companies. The current implied value of the CoreWeave consideration under the Merger represents a discount of approximately 15% to the midpoint of Moelis’ DCF range and a discount of approximately 6% to the midpoint of PJT’s DCF range.42

In our view, the Merger materially undervalues Core Scientific and its extremely valuable assets, and it appears that many other stockholders agree. In fact, over the course of numerous conversations with investors, we have yet to encounter a single investor who is supportive of the Merger as currently structured.

Why Would the Management Team Support This Transaction?

We have long respected the Core Scientific management team, but also understand that many have wondered why it and the Board decided to support a transaction as inadequate as this one.

As recently as May 2025, the management team publicly touted Core Scientific’s opportunity to take advantage of “one of the biggest shifts in infrastructure […] in decades”43 and create long-term value for stockholders.44 There was no hint that management regarded a sale of the Company as the best way to maximize stockholder value.

One reason for the change may be the impressive economics that the Core Scientific management team will receive if this deal closes.

Under the terms of the Company’s equity compensation plans, executive performance share units (“PSUs”) were intended to vest upon a change in control and a qualifying termination of employment.45 The Company promoted this “double-trigger” arrangement as a key feature of its compensation program intended to align the interests of executives and stockholders.46

41 Bloomberg and FactSet. Data as of September 26, 2025.

42 Company’s Proxy Statement, at 202 and 211. Current implied value of the Merger consideration as of September 26, 2025.

43 Id.

44 Id.

45 Core Scientific Performance Share Unit Award Agreement, filed with the SEC on June 17, 2024.

46 Core Scientific Proxy Statement for the 2025 Annual Meeting of Stockholders, filed with the SEC on March 27, 2025 (“2025 Annual Meeting Proxy Statement”), at 29.

8

However, the executives' equity awards vest immediately upon the closing of the Merger – even if those executives remain employed by CoreWeave47 – providing those executives an immediate and certain windfall upon a sale of the Company. Further, the Board fixed the size of this payout: if the Merger is consummated, the executive PSUs will vest “assuming a performance level of 300%,”48 which is the absolute maximum level available under the PSU “program.”49

All told, the Company's executive officers named in the Company's Proxy Statement stand to reap nearly $200 million in compensation payable in connection with the Merger.50

Stockholders Should Vote AGAINST the Merger

We would be proud to continue to own Core Scientific as an independent public company for years to come. That said, we are also not opposed to a merger or sale of Core Scientific, including a transaction with CoreWeave, at the right price, and with the appropriate structure.

In fact, we believe a combination with CoreWeave, which is a company we are invested in and admire, has considerable strategic merit. In our view, the integration of Core Scientific would meaningfully expand CoreWeave’s capacity, verticalize its data center footprint and enhance its ability to take on new projects and meet customer demand, which we believe could accelerate growth and drive long-term value. Other observers have likewise recognized the logic of the Merger.51

Our objection is not to the industrial logic or strategic merits of the proposed deal. We firmly believe, however, that the Merger on the terms currently proposed is not in the best interests of Core Scientific stockholders. We believe the process was flawed, the structure is deficient and the valuation is inadequate. We oppose the Merger on that basis and urge other stockholders to join us in doing so by voting “AGAINST” the Merger Agreement Proposal on the GOLD proxy card.

47 Company’s Proxy Statement, at 256 (“The Core Scientific RSU Awards and Core Scientific PSU Awards held by Core Scientific’s named executive officers that are outstanding as of immediately prior to the effective time will fully vest at the effective time (and such vesting is therefore pursuant to a “single-trigger” arrangement…”)).

48 Company’s Proxy Statement, at 222.

49 Core Scientific 2025 Annual Meeting Proxy Statement at 40.

50 Company’s Proxy Statement, at 256.

51 See Roth Capital Partners Research Note, June 26, 2025 (“This combination makes a ton of strategic sense as it: 1) adds capacity for CRWV, 2) removes an annual $850M lease payment and 3) enables CRWV to own some of its data centers outright.”). See also Jefferies Research Note, June 27, 2025 (“In our view, the combination of the two makes strategic sense for CRWV to vertically integrate its infrastructure, reduce opex, and use the CORZ platform to grow its DC development pipeline.”).

9

Consequences of Defeating the Merger Agreement Proposal.

In the event that the Merger Agreement is terminated as a result of the failure to obtain the requisite vote of Core Scientific’s stockholders, Core Scientific’s stockholders will not receive any payment for their shares of Common Stock pursuant to the Merger Agreement. Instead, it is expected that Core Scientific will remain an independent public company, shares of Common Stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and Core Scientific will continue to file periodic reports with the SEC.

No termination fee will be payable by Core Scientific to CoreWeave solely following the Merger Agreement being terminated following the failure to obtain the requisite vote of Core Scientific’s stockholders at the Special Meeting. For more information regarding the consequences of defeating the Merger Agreement Proposal, see “What are the consequences of defeating the proposed Merger?” in the Questions and Answers section.

Vote Required.

According to the Company’s Proxy Statement, the approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock as of the Record Date and entitled to vote on the Merger Agreement Proposal. Broker non-votes, if any, and abstentions will have the same effect as if the stockholder voted “AGAINST” the Merger Agreement Proposal. Nevertheless, we urge stockholders to vote “AGAINST” the Merger Agreement Proposal to send a clear message to the Board that stockholders believe the proposed Merger is not in the best interests of the Company or its stockholders.

We urge you to sign, date and return our GOLD proxy card to vote “AGAINST” the Merger Proposal. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD voting instruction form. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?”. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”). Stockholders may call (877) 687-1865 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other locations).

We Recommend a Vote “AGAINST” the Merger Proposal on the GOLD Proxy Card.

10

PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL

You are being asked by Core Scientific to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Core Scientific’s named executive officers that is based on or otherwise related to the Merger, the estimated value of which is disclosed in the table in the section titled “Interests of Core Scientific’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Scientific’s Named Executive Officers” in the Company’s Proxy Statement. We refer you to the Company’s Proxy Statement for a complete description of such compensation and the Advisory Compensation Proposal.

According to the Company’s Proxy Statement, approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast on the Advisory Compensation Proposal. For the reasons discussed above in “Reasons to Vote Against the Proposed Merger”, we oppose the proposed Merger. To that end, we are soliciting your proxy to vote “AGAINST” the Advisory Compensation Proposal.

Two Seas Capital recommends that you vote “AGAINST” the Advisory Compensation Proposal.

Vote Required.

According to the Company’s Proxy Statement, the approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast on the Advisory Compensation Proposal. Broker non-votes, if any, and abstentions will have no effect on the Advisory Compensation Proposal. Therefore, we urge stockholders to vote “AGAINST” the Advisory Compensation Proposal.

We Recommend a Vote “AGAINST” the Advisory Compensation Proposal on the GOLD Proxy Card.

11

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Who is entitled to vote?

Only holders of the Company’s voting stock on the close of business on the Record Date, September 19, 2025, are entitled to notice of and to vote at the Special Meeting. Stockholders who sold their shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights as of the Record Date).

How do I vote my shares?

Shares held in record name. If your shares are registered in your own name, please vote today via phone or Internet by following the directions on the enclosed GOLD proxy card or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your shares in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote “AGAINST” the Merger Proposals. Please follow the instructions to vote provided on the enclosed GOLD voting instruction form. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them via phone or Internet, instructions will be included on the enclosed GOLD voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions by mailing them to Innisfree, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

IF YOU SUBMIT A VALIDLY EXECUTED GOLD PROXY CARD, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE NAMED PROXIES WILL ALSO EXERCISE THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, SUBJECT TO APPLICABLE LAW. IF YOU RETURN A GOLD PROXY CARD AND NO DIRECTION IS INDICATED WITH RESPECT TO A PROPOSAL, THE GOLD PROXY CARD WILL BE VOTED “AGAINST” THE MERGER PROPOSAL AND “AGAINST” THE ADVISORY COMPENSATION PROPOSAL.

How should I vote on each Proposal?

We recommend that you vote your shares by following the instructions on the GOLD proxy card or voting instruction form as follows:

1.	“AGAINST” the Merger Agreement Proposal (Proposal 1); and
2.	“AGAINST” the Advisory Compensation Proposal (Proposal 2).

What are the consequences of defeating the proposed Merger?

In the event that the Merger Agreement is terminated as a result of the failure to obtain the requisite vote of Core Scientific’s stockholders, Core Scientific’s stockholders will not receive any payment for their shares of Common Stock pursuant to the Merger Agreement. Instead, it is expected that Core Scientific will remain an independent public company, shares of Common Stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and Core Scientific will continue to file periodic reports with the SEC.

Subject to the following paragraph, according to the Merger Agreement, Core Scientific will not be required to pay any termination fee to CoreWeave in the event that the Merger Agreement is terminated as a result of the failure to obtain the requisite vote of Core Scientific’s stockholders at the Special Meeting.

12

However, according to the Merger Agreement, in the event that the Merger Agreement is terminated as a result of the failure to obtain the requisite vote of Core Scientific’s stockholders at the Special Meeting, and (i) prior to the termination of the Merger Agreement, any “Third Party” (as such term is defined in the Merger Agreement) shall have publicly disclosed an “Acquisition Proposal” (as such term is defined in the Merger Agreement) and such Acquisition Proposal shall not have been publicly withdrawn at least two business days prior to the date of such termination or the Special Meeting and (ii) within twelve months of such termination, (x) Core Scientific or any of its subsidiaries enters into a definitive agreement with respect to an Acquisition Proposal (substituting fifty percent for the twenty percent threshold set forth in the definition of “Acquisition Proposal”) that is subsequently consummated or (y) Core Scientific or any of its subsidiaries consummates an Acquisition Proposal, then, subject to certain conditions, Core Scientific will be required to pay CoreWeave a termination fee of $270 million.

Please see the Company’s Proxy Statement and the Merger Agreement for further information and details regarding the specified circumstances under which a termination fee may become payable by Core Scientific.

How many shares must be present to hold the Special Meeting?

According to the Company’s Proxy Statement, a quorum will be present at the Special Meeting if stockholders holding at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote are present, by remote communication or by proxy, at the Special Meeting. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement.

What are “broker non-votes” and what effect do they have on the Proposals?

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on a stockholder’s behalf does not vote on a proposal because the bank, broker or other nominee has not received voting instructions from the stockholder and lacks discretionary power to vote the shares. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal unless it is a “routine” matter.

However, because of the rules applicable to banks, brokers and other nominees, each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “against” the Merger Agreement Proposal, but will have no effect on the Advisory Compensation Proposal.

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from Core Scientific, including a merger proxy statement and white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you disregard any proxy card or solicitation materials that may be sent to you by the Company. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD voting instruction form. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree. Stockholders may call (877) 687-1865 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other locations).

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by any of the following actions:

•	returning a later-dated proxy, either by voting via phone or Internet by following the instructions on the enclosed GOLD proxy card, or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided (the latest dated proxy is the only one that counts), by no later than 11:59 p.m. Eastern Time on October 29, 2025;
13

•	delivering a written revocation or a later-dated proxy for the Special Meeting to Two Seas Capital LP, c/o Innisfree M&A Incorporated, 20 Oser Avenue, Suite 100, Hauppauge, NY 11788, or to the Secretary of the Company, by no later than 11:59 p.m. Eastern Time on October 29, 2025; or

•	attending the Special Meeting and voting virtually online at the Special Meeting by using the unique control number on the enclosed GOLD proxy card (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Special Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to revoke any previously submitted voting instructions or proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting. Contact Innisfree if you have any questions. Stockholders may call (877) 687-1865 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other locations).

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to Two Seas Capital LP, c/o Innisfree M&A Incorporated, 20 Oser Avenue, Suite 100, Hauppauge, NY 11788, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this Proxy Solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, phone, telegraph, Internet, in person or by advertisements. The Participants will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Two Seas Capital will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. Two Seas Capital will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Two Seas Capital will also participate in the solicitation of proxies. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Two Seas Capital has retained Innisfree to provide solicitation and advisory services in connection with this Proxy Solicitation. Innisfree will be paid a fee not to exceed $500,000 based upon the campaign services provided and the outcome of this Proxy Solicitation. In addition, Two Seas Capital will reimburse Innisfree for certain documented, out-of-pocket fees and expenses and will indemnify Innisfree against certain liabilities and expenses. Innisfree will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Innisfree will employ approximately 30 persons to solicit the Company’s stockholders as part of this solicitation. Innisfree does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Proxy Solicitation.

The entire expense of this Proxy Solicitation will be borne by Two Seas Capital. Costs of this Proxy Solicitation are currently estimated to be approximately $2,950,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. If successful, Two Seas Capital may seek reimbursement of these costs from the Company. In the event that it decides to seek reimbursement of its expenses, Two Seas Capital does not intend to submit the matter to a vote of the Company’s stockholders. The Board would be required to evaluate the requested reimbursement consistent with its fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include, but are not limited to, expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

What is householding of proxy materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Some banks and brokers with account holders who are stockholders of the Company may be householding our proxy materials.

A single copy of this Proxy Statement (and of the Company’s Proxy Statement and annual report) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to Core Scientific’s Investor Relations at 883 Walker Rd, Suite 21-2105, Dover, DE 19904. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

14

Where can I find additional information concerning the Company and the Merger?

Pursuant to Rule 14a-5(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s Proxy Statement in connection with the Special Meeting. Such disclosure includes a summary term sheet of the Merger; the terms of the Merger Agreement and the Merger and related transactions; any reports, opinions and/or appraisals received by Core Scientific in connection with the Merger; past contacts, transactions and negotiations by and among the parties to the Merger and their respective affiliates and advisors; federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Merger; security ownership of certain beneficial owners and management of the Company, including 5% owners; the trading prices of the Company’s stock over time; the compensation paid and payable to the Company’s directors and executive officers; the requirements for the submission of stockholder proposals to be considered for inclusion in the Company’s proxy statement for the 2026 annual meeting of stockholders; and appraisal rights and dissenters’ rights.

We take no responsibility for the accuracy or completeness of information contained in or excerpted from the Company’s Proxy Statement. Except as otherwise noted herein, the information in this proxy statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This proxy statement and all other solicitation materials in connection with this Proxy Solicitation will be available on the Internet, free of charge, on the SEC’s website at http://www.sec.gov/.

How Can I attend the Special Meeting?

The Special Meeting will be held virtually via live webcast available at www.virtualshareholdermeeting.com/CORZ2025SM, on October 30, 2025 beginning at 10:00AM, Eastern Time. According to the Company’s Proxy Statement, in order to attend the Special Meeting and vote your shares electronically during the Special Meeting, you must have pre-registered for the Special Meeting no later than October 29, 2025 at 10:00AM, Eastern Time, by visiting www.proxyvote.com. You will need the control number found on the enclosed GOLD proxy card or GOLD voting instruction form. Once you have pre-registered, you will receive a confirmation e-mail with information on how to attend and vote at the Special Meeting. Beneficial stockholders who do not have a control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee. In addition to registering for the Special Meeting, beneficial holders that wish to vote at the Special Meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the Special Meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the Special Meeting. Because the Special Meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the Special Meeting in person. Participating stockholders who log on to the Special Meeting using his, her or its control number will also be able to examine the stockholder list during the Special Meeting by following the instructions provided on the Special Meeting website.

15

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today to vote “AGAINST” the Merger Proposals.

Thank you for your support,

September 29, 2025

16

ANNEX I: INFORMATION ABOUT THE PARTICIPANTS

This Proxy Solicitation is being made by Two Seas Capital, Two Seas Capital GP LLC, a Delaware limited liability company (“Two Seas GP”), and Sina Toussi (“Mr. Toussi” and together with Two Seas Capital and Two Seas GP, the “Participants”).

As of the close of business on September 26, 2025, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), in the aggregate, 19,077,624 shares of Common Stock, representing approximately 6.2% of the Company’s outstanding shares of Common Stock. The percentages used herein are based upon 307,355,193 shares of Common Stock outstanding as of September 19, 2025, which is the Record Date for the Special Meeting, as disclosed in the Company’s Proxy Statement.

The 19,077,624 shares of Common Stock beneficially owned in the aggregate by the Participants includes (a) 15,363,978 shares of Common Stock directly held by the Funds and Accounts (each as defined below) (including 1,000 shares of Common Stock held of record by the Global Fund (as defined below)), (b) 313,646 shares of Common Stock issuable upon exercise of Warrants (as defined below) and (c) 3,400,000 shares of Common Stock underlying Options (as defined below).

Of the 19,077,624 shares of Common Stock owned in the aggregate by the Participants, such shares of Common Stock may be deemed to be beneficially owned as follows: (a) 19,077,624 shares of Common Stock may be deemed to be beneficially owned by Two Seas Capital by virtue of its status as the investment manager of Two Seas Strategic Investment Fund LP (the “Strategic Fund”), Two Seas Global (Master) Fund LP (the “Global Fund”, and together with the Strategic Fund, the “Funds”) and two managed accounts (the “Accounts”); (b) 19,077,624 shares of Common Stock may be deemed to be beneficially owned by Two Seas GP by virtue of its status as the general partner of Two Seas Capital; and (c) 19,077,624 shares of Common Stock may be deemed to be beneficially owned by Mr. Toussi by virtue of his status as the Chief Investment Officer of Two Seas Capital and Managing Member of Two Seas GP.

In the past year, certain of the Funds and Accounts were party to Options, Warrants and cash-settled swap arrangements with unaffiliated third parties. As of the close of business on September 26, 2025, (a) the Participants may be deemed to beneficially own, in the aggregate, 3,400,000 shares of Common Stock underlying call option contracts (“Options”), which consist of options to purchase 3,400,000 shares of Common Stock with an exercise price of $15 per share that expire on January 16, 2026, (b) the Participants may be deemed to beneficially own, in the aggregate, 313,646 shares of Common Stock issuable upon exercise of warrants (“Warrants”), 289,539 of which are exercisable at an exercise price of $6.81 per share and expire on January 23, 2027, and 24,107 of which are exercisable at an exercise price of $0.01 per share and expire on January 23, 2029 and (c) the Global Fund has short positions in call options to purchase 1,700,000 shares of Common Stock with an exercise price of $21 per share that expire on January 16, 2026.

As of the close of business on September 26, 2025, the Participants may be deemed to beneficially own, in the aggregate, 1,459,051 shares of class A common stock, par value $0.000005 per share, of CoreWeave (“CoreWeave Common Stock”), including 1,180,000 shares of CoreWeave Common Stock underlying call option contracts as described below. Of the 1,459,051 shares of CoreWeave Common Stock owned in the aggregate by the Participants, such shares of CoreWeave Common Stock may be deemed to be beneficially owned as follows: (a) 1,459,051 shares of CoreWeave Common Stock may be deemed to be beneficially owned by Two Seas Capital by virtue of its status as the investment manager of the Funds and the Accounts; (b) 1,459,051 shares of CoreWeave Common Stock may be deemed to be beneficially owned by Two Seas GP by virtue of its status as the general partner of Two Seas Capital; and (c) 1,459,051 shares of CoreWeave Common Stock may be deemed to be beneficially owned by Mr. Toussi by virtue of his status as the Chief Investment Officer of Two Seas Capital and Managing Member of Two Seas GP.

In the past year, certain of the Funds and Accounts were party to option contracts in respect of CoreWeave Common Stock with unaffiliated third parties. As of the close of business on September 26, 2025, the Participants may be deemed to beneficially own, in the aggregate, 1,180,000 shares of CoreWeave Common Stock underlying call option contracts, which consist of options to purchase (a) 755,000 shares of CoreWeave Common Stock with an exercise price of $160 that expire on October 31, 2025; and (b) 425,000 shares of CoreWeave Common Stock with an exercise price of $160 that expire on November 21, 2025. As of close of business on September 26, 2025, the Funds and Accounts, in the aggregate, have (a) short positions in call FLEX option contracts to purchase 755,000 shares of CoreWeave Common Stock with an exercise price of $190 that expire on October 31, 2025; and (b) short positions in call option contracts to purchase 425,000 shares of CoreWeave Common Stock with an exercise price of $190 that expire on November 21, 2025.

The Participants also have an interest in a private investment vehicle managed by a third party, which provides an indirect economic interest in a variable number of shares of CoreWeave Common Stock, subject to certain fees and expenses. As of the close of business on September 26, 2025, the Participants have an indirect economic interest in approximately 393,216 shares of CoreWeave Common Stock.

The principal business of Two Seas Capital is providing investment advice as a registered investment adviser and serving as investment manager to the Funds, the Accounts and other investment advisory clients. The principal business of Two Seas GP is serving as the general partner of Two Seas Capital. The principal business of Mr. Toussi is serving as the Chief Investment Officer of Two Seas Capital and Managing Member of Two Seas GP.

The business address of each of the Participants is 32 Elm Place, 3rd Floor, Rye, NY 10580.

The shares of Common Stock held by the Funds and the Accounts may be held in commingled margin accounts, which may extend margin credit to the Funds and the Accounts, as applicable, from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock reported herein.

Except as set forth in this Proxy Statement (including this Annex), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Transactions by the Participants with respect to the Company’s securities

The following transaction history shows all transactions in the securities of the Company by the Participants, by virtue of their relationships to the Funds and Accounts, during the past two years.

Common Stock

Trade Date	Amount Acquired (Sold)	Trade Date	Amount Acquired (Sold)	Trade Date	Amount Acquired (Sold)	Trade Date	Amount Acquired (Sold)
10/10/2023	(30,000)	6/13/2024	136,424	11/13/2024	250,000	6/17/2025	228,712***
10/16/2023	59,500	6/13/2024	(136,424)	11/14/2024	100,000	6/26/2025	200,000
10/16/2023	(59,500)	6/17/2024	100,000	11/15/2024	100,000	6/26/2025	(1,257,032)
10/24/2023	(73,593)	6/18/2024	200,000	11/20/2024	100,000	6/27/2025	250,000
11/6/2023	(200,000)	6/20/2024	200,000	11/22/2024	13,936	6/27/2025	(262,532)
12/18/2023	(200,000)	6/21/2024	200,000	11/26/2024	261,177	6/30/2025	(550,000)
12/19/2023	200,000	6/25/2024	250,000	11/27/2024	(150,000)	7/2/2025	(400,000)
1/8/2024	136,873	6/26/2024	(250,000)	11/29/2024	(68,175)	7/7/2025	500,000
1/11/2024	75,000	6/27/2024	325,001	12/2/2024	200,000	7/8/2025	500,000
1/12/2024	75,000	7/1/2024	(250,000)	12/6/2024	(150,000)	7/9/2025	568,679
1/23/2024	(1,106,630)*	7/2/2024	(200,000)	12/11/2024	100,000	7/10/2025	500,000
1/23/2024	774,313*	7/8/2024	123,375	12/12/2024	(12,420)	7/11/2025	500,000
2/1/2024	150,000	7/8/2024	(28,631)	12/19/2024	200,000	7/14/2025	(200,000)
2/9/2024	200,000	7/9/2024	200,000	12/20/2024	200,000	7/16/2025	200,000
2/13/2024	200,000	7/10/2024	(200,074)	12/31/2024	(100,000)	7/17/2025	200,000
2/14/2024	171,144	7/11/2024	250,000	1/3/2025	(250,000)	7/18/2025	200,000
2/15/2024	200,000	7/11/2024	(3,875)	1/7/2025	150,000	7/22/2025	200,000
2/16/2024	150,000	7/12/2024	(150,000)	1/14/2025	(120,000)	7/24/2025	250,000
2/22/2024	100,000	7/15/2024	(250,000)	1/15/2025	(100,000)	7/24/2025	(1,000,000)
2/23/2024	50,000	7/16/2024	233,540**	1/23/2025	100,000	7/25/2025	93,084
2/26/2024	143,500	7/16/2024	(200,000)	1/24/2025	100,000	7/28/2025	300,000
2/27/2024	293,500	7/17/2024	100,000	1/27/2025	450,000	7/30/2025	100,000
2/28/2024	250,000	7/18/2024	250,000	1/28/2025	100,000	7/31/2025	(46,666)
2/29/2024	250,000	7/22/2024	(250,000)	2/10/2025	(150,000)	7/31/2025	200,000
3/1/2024	100,000	7/25/2024	250,000	2/13/2025	(100,000)	8/1/2025	300,000
3/4/2024	(250,000)	7/31/2024	(150,000)	2/26/2025	(245,883)	8/4/2025	1,286,743
3/8/2024	100,000	8/1/2024	250,000	2/27/2025	100,000	8/4/2025	(20,500)
3/11/2024	250,000	8/5/2024	350,000	2/27/2025	(100,100)	8/5/2025	657,440
3/13/2024	250,000	8/6/2024	(300,000)	2/28/2025	78,669	8/6/2025	1,228,089
3/15/2024	(275,413)	8/7/2024	40,000	3/4/2025	150,000	8/7/2025	200,000
3/20/2024	(126,077)	8/8/2024	(63,321)	3/6/2025	150,000	8/13/2025	150,000
3/22/2024	150,000	8/9/2024	250,000	3/10/2025	400,000	8/26/2025	402,082
3/25/2024	150,000	8/14/2024	(132,885)	3/14/2025	100,000	8/27/2025	350,000
3/26/2024	250,000	8/15/2024	(17,794)	3/19/2025	150,000	8/29/2025	100,000
3/27/2024	150,000	8/16/2024	(150,000)	3/20/2025	100,000	9/2/2025	350,000
3/28/2024	150,000	8/22/2024	150,000	3/21/2025	100,000	9/3/2025	250,000
4/2/2024	150,000	8/23/2024	(250,000)	3/24/2025	(150,000)	9/9/2025	(150,000)
4/4/2024	100,000	9/3/2024	250,000	3/26/2025	150,000	9/12/2025	250,000
4/10/2024	150,000	9/5/2024	39,556	3/27/2025	600,000	9/19/2025	250,000
4/12/2024	150,000	9/5/2024	(85,830)	4/1/2025	(350,000)	9/23/2025	225,000
4/16/2024	150,000	9/6/2024	262,139	4/2/2025	(150,000)	9/24/2025	100,000
4/19/2024	150,000	9/9/2024	(250,000)	4/3/2025	150,000
4/23/2024	100,000	9/10/2024	150,000	4/4/2025	350,000
5/9/2024	(400,000)	9/11/2024	150,000	4/7/2025	150,000
5/10/2024	200,000	9/12/2024	(200,000)	4/9/2025	250,000
5/14/2024	108,484	9/13/2024	(400,000)	4/11/2025	(100,000)
5/16/2024	150,000	9/16/2024	150,000	4/14/2025	200,000
5/17/2024	100,000	9/18/2024	(300,000)	4/16/2025	250,000
5/17/2024	(13,414)	9/19/2024	150,000	4/21/2025	200,000
5/20/2024	(194,389)	9/23/2024	(500,000)	4/23/2025	200,000
5/21/2024	(100,000)	9/24/2024	(150,000)	4/24/2025	(200,000)
5/23/2024	100,000	9/25/2024	250,000	4/25/2025	(600,000)
5/24/2024	(700,000)	9/27/2024	100,000	4/28/2025	100,000
5/28/2024	(17,008)	10/1/2024	150,000	4/30/2025	100,000
5/29/2024	(282,992)	10/2/2024	(150,000)	5/1/2025	200,000
5/30/2024	150,000	10/4/2024	100,000	5/2/2025	(200,000)
5/31/2024	100,000	10/8/2024	136,295	5/8/2025	(266,703)
6/3/2024	100,000	10/10/2024	50,000	5/12/2025	155,455
6/4/2024	150,000	10/11/2024	(350,000)	5/14/2025	157,500
6/4/2024	(36,328)	10/14/2024	200,000	5/16/2025	19,053
6/6/2024	150,000	10/15/2024	(53,716)	5/16/2025	(400,000)
6/7/2024	325,000	10/22/2024	100,000	5/28/2025	250,000
6/11/2024	200,000	10/22/2024	(250,000)	6/3/2025	(300,000)
6/12/2024	544,270	10/28/2024	(150,000)	6/6/2025	250,000
6/12/2024	(200,000)	11/7/2024	(300,000)	6/10/2025	(250,000)

* Represents shares acquired or disposed of in connection with Core Scientific’s rights offering conducted pursuant to the Third Amended Joint Chapter 11 Plan of Reorganization of Core Scientific and certain debtor affiliates (the “Reorganization Plan”), as well as 663,650 shares acquired in connection with Core Scientific’s rights offering conducted pursuant to the Reorganization Plan.

** Acquired pursuant to the exercise of warrants at an exercise price of $0.01 per share.

*** 8,712 of which were acquired in connection with the settlement of certain claims pursuant to the Reorganization Plan.

Warrants

Trade Date	Amount Acquired (Sold)	Security
1/23/2024	280,248*	Warrant (Exercise Price $6.81, Expiration 01/23/27)
1/23/2024	233,540*	Warrant (Exercise Price $0.01, Expiration 01/23/29)
6/26/2025	56,130	Warrant (Exercise Price $6.81, Expiration 01/23/27)
6/26/2025	24,107	Warrant (Exercise Price $0.01, Expiration 01/23/29)
7/14/2025	(46,839)	Warrant (Exercise Price $6.81, Expiration 01/23/27)

*Acquired in connection with Core Scientific's rights offering conducted pursuant to the Reorganization Plan.

3.00% Convertible Senior Notes due 2029

Trade Date	Principal Amount Acquired (Sold)
8/14/2024	$5,000,000
9/19/2024	$3,000,000
10/22/2024	$(2,000,000)
8/6/2025	$(6,000,000)

0.00% Convertible Senior Notes due 2031

Trade Date	Principal Amount Acquired (Sold)
12/3/2024	$10,000,000
4/1/2025	$(3,000,000)
5/2/2025	$(5,000,000)
7/14/2025	$(2,000,000)

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “AGAINST” the Merger Proposals by taking one of the following three steps:

●	VOTING ONLINE by following the instructions on the enclosed GOLD proxy card or GOLD voting instruction form,

●	VOTING VIA PHONE by following the instructions on the enclosed GOLD proxy card or GOLD voting instruction form, or

●	SIGNING, DATING AND MAILING the enclosed GOLD proxy card or GOLD voting instruction form in the postage-paid envelope provided.

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free phone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares. Please follow the simple instructions on the enclosed GOLD proxy card.

After voting the enclosed GOLD proxy card, DO NOT SIGN OR RETURN CORE SCIENTIFIC’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to Core Scientific, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Core Scientific by voting via the Internet or phone, following the instructions on the enclosed GOLD proxy card or by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation to the Company, by delivering a later-dated proxy for the Special Meeting to Innisfree or voting virtually online at the Special Meeting by using the unique control number on the enclosed GOLD proxy card. Attendance at the Special Meeting will not in and of itself constitute a revocation.

If you have any questions concerning Two Seas Capital’s proxy materials or would like to request additional copies of Two Seas Capital’s proxy materials or need help voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders Call:

1 (877) 687-1865 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other locations)

Banks and Brokers Call Collect: 1 (212) 750-5833

PLEASE ACT TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

Core Scientific, Inc.

GOLD Proxy Card for Special Meeting of Stockholders
Scheduled for October 30, 2025 (the “Special Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY TWO SEAS CAPITAL LP AND THE OTHER PARTICIPANTS IN THEIR SOLICITATION. THE BOARD OF DIRECTORS OF CORE SCIENTIFIC, INC. IS NOT SOLICITING THIS PROXY.

F O R M O F G O L D P R O X Y

The undersigned appoints each of Sina Toussi, Scott S. Winter, Jonathan E. Salzberger, Eleazer Klein and Brandon Gold as attorneys and agents with full power of substitution, to vote all shares of common stock of Core Scientific, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Special Meeting scheduled to be held on October 30, 2025, at 10:00AM Eastern Time, including at any adjournment, postponement, rescheduling, or continuation thereof or any special meeting held in lieu thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any addition, adjournment, postponement or substitution thereof that are unknown to Two Seas Capital LP a reasonable time before this solicitation. The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting (including any adjournments or postponements thereof).

IF YOU SUBMIT A VALIDLY EXECUTED GOLD PROXY CARD, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE NAMED PROXIES WILL ALSO EXERCISE THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, SUBJECT TO APPLICABLE LAW. IF NO DIRECTION IS INDICATED WITH RESPECT TO A PROPOSAL INDICATED ON THE REVERSE SIDE OF THIS CARD, THE GOLD PROXY CARD WILL BE VOTED “AGAINST” EACH OF THE MERGER AGREEMENT PROPOSAL (PROPOSAL 1) AND THE ADVISORY COMPENSATION PROPOSAL (PROPOSAL 2).

TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

(continued and to be signed on the reverse side)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Core Scientific, Inc.
common stock for the upcoming Special Meeting of Stockholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet

Please access www.proxyvotenow.com/corz. Then, simply follow the easy instructions on the voting site. You will be required to provide the unique control number printed below.

Submit your proxy by Phone

Please call toll-free in the U.S. or Canada at 855-764-2743 on a touch-tone phone (if outside the U.S. or Canada, call 575-415-4318). You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by phone or Internet 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the GOLD proxy card.

Submit your proxy by Mail

Please complete, sign, date and return the GOLD proxy card in the envelope provided to: Two Seas Capital LP, c/o Innisfree M&A Incorporated, 20 Oser Avenue, Suite 100, Hauppauge, NY 11788.

_______________________________________________________________________________________________________________________________________________________________________

▼TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

☒	Please mark vote as in this sample

We recommend that you vote “AGAINST” each of the Proposals:

	FOR	AGAINST	ABSTAIN

Proposal 1 – Core Scientific’s Merger Agreement Proposal	☐	☐	☐

Proposal 2 - Core Scientific’s Advisory Compensation Proposal	☐	☐	☐

Dated:___________________________, 2025

Signature

Signature (if held jointly)

Title(s)

NOTE: Please sign EXACTLY as name appears hereon. If more than one owner, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.